EXHIBIT 23.2
CONSENT OF DEGOLYER AND MACNAUGHTON
August 31, 2011
Range Resources Corporation
100 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102
Ladies and Gentlemen:
     We hereby consent to the incorporation by reference in the Registration Statements on Form S—3 (Numbers 333-150474, 333-161314, 333-159112, 333-158930, 333-160169, and 333-168371) and on Form S—4 (Numbers 333-78231, 333-108516, 333-117834, 333-123534, and 333-160170) and on Form S—8 (Numbers 333-151818, 333-125665, 333-90760, 333-63764, 333-40380, 333-30534, 333-88657, 333-69905, 333-62439, 333-44821, 333-10719, 333-105895, 333-116320, 333-135196, 333-135198, 333-143875, 333-159951, and 333-167199) of Range Resources Corporation and in the related Prospectus (collectively, the “Registration Statement”) of the Range Resources Annual Report on Form 10—K for the year ended December 31, 2010, which uses the name DeGolyer and MacNaughton and refers to DeGolyer and MacNaughton and incorporates information contained in our “Appraisal Report as of December 31, 2010 of Certain Interests owned by Range Resources Corporation,” provided, however, that we are necessarily unable to verify the accuracy of the reserves and discounted present worth values contained therein because our estimates of reserves and discounted present worth have been combined with estimates of reserves and present worth prepared by other petroleum consultants. We further consent to the use of our name in the “Reserves Engineers” section of the Registration Statement.

Submitted, DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716